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                                                                    Exhibit 10.1

                           Lexmark International, Inc.

                       2005-2007 Long-Term Incentive Plan

                                    Agreement


This 2005-2007 Long-Term Incentive Plan (the "2005-2007 LTIP") agreement between Lexmark International, Inc., a Delaware corporation (the "Company"), and the person specified on the signature page (the "Participant") is entered into as of February 9, 2005.

This agreement is only a summary of the principal terms governing the 2005-2007 LTIP. The 2005-2007 LTIP is subject to the terms of the Lexmark International, Inc. Stock Incentive Plan, as amended and restated April 30, 2003 (the "Plan"). In the event of any conflict or inconsistency between the terms of this 2005-2007 LTIP agreement and the terms of the Plan, the terms of the Plan shall control. It is important that the Participant read and understand the Plan and not rely solely on the brief description that follows. All capitalized terms used but not defined herein shall have the meaning set forth in the Plan.


Overview
--------

The 2005-2007 LTIP is designed to reward the achievement of specific financial performance objectives over a three-year period. The Compensation and Pension Committee of the Board of Directors of the Company (the "Committee") established the financial performance objectives and financial performance measures set forth below for the performance period beginning January 1, 2005 and ending December 31, 2007 (the "Performance Period").

Depending upon the Company's attainment of the financial performance objectives and certain financial performance measures of the Company's peers, the Participant may be eligible to receive a payment under the 2005-2007 LTIP, as set forth below.

Plan Measurements
-----------------

For the Performance Period, the Committee has established the following cumulative financial performance measures based on the Company's strategic plan for the Performance Period:

[Performance Measures - Revenue, Operating Income and Cash Cycle Days]


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

At the end of the three-year Performance Period, there is an additional calculation comparing the Return on Invested Capital ("ROIC") and Earnings Per Share ("EPS") for the Company with that of its peer companies over the same three-year period. The calculation of the Company's ROIC will be based upon Net Income before extraordinary items. The Company's EPS calculation will reflect the compound annual growth rate in EPS over the Performance Period (e.g., fiscal year 2007 EPS vs. fiscal year 2004 EPS) and will be based on EPS before extraordinary items. If the Company's ROIC and EPS are both at or above each of the median averages of the ROIC and EPS of the peer companies included in three market indices (the S&P Technology Index, the S&P 500 Index, and the Russell 1000 Index, or, in the event that any of such indices are no longer available, such other index or indices as determined to be appropriate by the Committee at the time in its sole discretion), the 2005-2007 LTIP will be funded at the Minimum level regardless of any below-Minimum attainment for the three financial performance measures. The EPS calculation for peer companies included in the market indices referenced above will exclude the use of peer companies with negative base years.

The Committee may use negative discretion in determining any payment to Participants under the 2005-2007 LTIP based on the Company's ROIC and EPS compared to those of its peer companies over the Performance Period, or other factors that it deems appropriate in its sole discretion under the circumstances.

Target Opportunity
------------------

The 2005-2007 LTIP awards are denominated in cash but may be paid in cash, stock or a combination of cash and Company Class A Common Stock in the Committee's sole discretion. For the Performance Period, your target award is _____________.

The chart below and the examples in Attachment A illustrate how the 2005-2007 LTIP awards will be calculated. It should be noted that the level of attainment for the Operating Income objective serves as a multiplier applied to the part of the award based on level of attainment for the Revenue objective. As a result, Revenue and Operating Income are linked and effectively require that the attainment levels for both financial performance measures be at or above Minimum level to generate a payment for these achievements. The Cash Cycle objective is not similarly linked.


------------------------------------------ ------------------------- ---------------------- ------------------------
Target Opportunity                                 Minimum                  Target                  Maximum
------------------------------------------ ------------------------- ---------------------- ------------------------
------------------------------------------ ------------------------- ---------------------- ------------------------
Revenue                                         35% of Target            70% of Target          105% of Target
------------------------------------------ ------------------------- ---------------------- ------------------------
------------------------------------------ ------------------------- ---------------------- ------------------------
Operating Income Multiplier                          50%                     100%                    150%
------------------------------------------ ------------------------- ---------------------- ------------------------
------------------------------------------ ------------------------- ---------------------- ------------------------
Cash Cycle                                      15% of Target            30% of Target           45% of Target
------------------------------------------ ------------------------- ---------------------- ------------------------


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

Payout Timing
-------------

The Committee intends to review and approve the Company's business results as compared to the 2005-2007 LTIP financial performance measures and the Company's business results compared to the peer companies included in the indices stated above following the end of the three-year Performance Period. These reviews are expected to occur in a mid-year 2008 Committee meeting and payments will made only after the Committee approval has occurred.


Termination of Employment
-------------------------

Except in the event of the death, long-term disability or retirement of the Participant, the Participant must be employed at the end of the Performance Period (December 31, 2007) to receive a payout. If the Participant should die, become long-term disabled or retire during the Performance Period, the payout, if any is achieved based on actual financial performance of the Company and its peers over the Performance Period, will be prorated and paid out after the end of the Performance Period.


Forfeiture of the Award
-----------------------

The Participant acknowledges that this opportunity for a long-term incentive award has been granted as an incentive to the Participant to remain employed by the Company or one of its Subsidiaries and to exert his or her best efforts to enhance the value of the Company and its Subsidiaries over the long-term. Accordingly, the Participant agrees that if he or she (a) within 12 months of termination of employment with the Company and its Subsidiaries accepts employment with a competitor of the Company or one of its Subsidiaries or otherwise engages in competition with the Company or one of its Subsidiaries, or
(b) within 36 months of termination of employment with the Company and its Subsidiaries, acts against the interests of the Company or one of its Subsidiaries, including recruiting or employing, or encouraging or assisting the Participant's new employer to recruit or employ, any employee of the Company or one of its Subsidiaries without the Company's prior written consent, or (c) discloses or otherwise misuses confidential information or material of the Company or one of its Subsidiaries, each of these constituting a harmful action, then the Participant shall repay to the Company the amount of the award received under the terms and conditions of the 2005-2007 LTIP. The Committee shall have the right not to enforce the provisions of this paragraph with respect to the Participant.



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

Interpretation; Construction
----------------------------

All powers and authority conferred upon the Committee pursuant to any term of the Plan or the 2005-2007 LTIP shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan or the 2005-2007 LTIP shall be final, binding and conclusive. The Committee may consult with legal counsel, who may be counsel to the Company or any of its Subsidiaries, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Amendment
---------

The Committee shall have the right to alter or amend the 2005-2007 LTIP, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall impair the Participant's rights under the 2005-2007 LTIP without the Participant's consent. Subject to the preceding sentence, any alteration or amendment to the 2005-2007 LTIP by the Committee shall, upon adoption by the Committee, become and be binding and conclusive. The Company shall give written notice to the Participant of any such alteration or amendment of the 2005-2007 LTIP as promptly as practical after the adoption. This 2005-2007 LTIP agreement may also be amended in writing signed by both an authorized representative of the Company and the Participant.

No Guarantee of Employment or Future Incentive Awards
-----------------------------------------------------

Nothing in the Plan or the 2005-2007 LTIP shall be deemed to:

(a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment at any time for any reason, with or without cause;
(b) confer upon the Participant any right to continue in the employ of the Company or any Subsidiary; and
(c) provide Participant the right to receive any Incentive Awards under the Plan in the future or any other benefits the Company may provide to some or all of its employees.



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


Applicable Law
--------------

The 2005-2007 LTIP and this 2005-2007 LTIP agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws and excluding any conflict or choice of law rule or principle that may otherwise refer construction or interpretation of the 2005-2007 LTIP or this 2005-2007 LTIP agreement to the substantive law of another jurisdiction.

Please sign and date this agreement to acknowledge that you have read the terms of this agreement and understand that this 2005-2007 LTIP award is subject to the provisions of the Plan and that you agree to the terms and conditions contained herein and therein.


                                                LEXMARK INTERNATIONAL, INC.


                                          By:  _________________________________

                                               Vice President of Human Resources


                                               EXECUTIVE:

                                          By:  (Name)

                                               _________________________________
                                               (sign your name)

                                          Date:_________________________________


                                               _________________________________
                                               (Beneficiary Name)




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


Attachment A - Long-Term Incentive Plan Examples
------------------------------------------------

                                   [Examples]


Note: These examples do not include an additional calculation comparing the ROIC and EPS for the Company with that of its peer companies over the same three-year Performance Period.




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